UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2010

THE NATIONAL SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama 36323		36323
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information is furnished to the Securities and Exchange Commission pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 14, 2010, The National Security Group, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2010. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Document

99.1	Press release, dated May 14, 2010, issued by The National Security Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: May 14, 2010	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer

The National Security Group, Inc.                                                                                                                  Ex. 99.1
661 East Davis Street
Post Office Box 703
Elba, Alabama 36323

PRESS RELEASE
FOR IMMEDIATE RELEASE
The National Security Group, Inc. Releases First Quarter Earnings
For Additional Information Contact: Brian R. McLeod, Chief Financial Officer, at (334) 897-2273

Elba, Alabama (May 14, 2010)…Results for the three months ended March 31, 2010 and 2009, based on accounting principles generally accepted in the United States of America, were reported today as follows:

	Three Months Ended March 31

	2010	2009

Premium Income	$15,038,000	$15,220,000
Investment Income	1,326,000	1,045,000
Realized Investment Gains	669,000	1,000
Other Income	299,000	141,000
Total Revenues	$17,332,000	$16,407,000

Net Income	$1,894,000	$1,481,000

Net Income Per Share	$0.77	$0.60

The Company ended the first quarter of 2010 with a net income of $1,894,000 or $0.77 per share, compared to a net income of $1,481,000 or $0.60 per share for the same period last year.  The primary factor contributing to the increase in net income was a $668,000 increase in realized investment gains.  A $281,000 increase in investment income along with a $344,000 reduction in policy acquisition costs also contributed to the $413,000 or 27.9% increase in net income.

First quarter premium revenues for 2010 were $15,038,000 compared to $15,220,000 for the first quarter of 2009; a decrease of $182,000 or 1.2%. We continue to limit new business production in our dwelling lines of business in areas with high concentrations of coastal exposure along the Alabama, Mississippi and Louisiana coast.  These efforts have reduced the rate of new business production which has led to a short-term stagnation in revenue growth.  To offset these reductions, we are increasing marketing efforts in areas with less concentration of risk and are diversifying risk by increasing auto production.  However, because some of these areas are less established markets for us we expect only moderate (low single digit) percentage increases in year over year revenue for the full year 2010.

As of March 31, 2010, shareholders’ equity totaled $43,435,000 compared to $41,168,000 as of December 31, 2009; an increase of 5.5%.  Continued recovery in the market value of securities coupled with first quarter earnings were the primary drivers of the increase in equity which was partly offset by dividends paid to shareholders of $370,000.

The National Security Group, Inc. (NASDAQ Symbol:  NSEC), through its property & casualty and life insurance subsidiaries, offers property, casualty, life, accident and health insurance in twelve states.  The Company writes primarily personal lines property coverage including dwelling fire and windstorm, homeowners, mobile homeowners and personal non-standard automobile lines of insurance.  The Company also offers life, accident and health, supplemental hospital and cancer insurance products.  The Company was founded in 1947 and is based in Elba, Alabama.